UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2004

Talk America Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-26728 (Commission File Number)	23-2827736 (I.R.S. Employer Identification No.)

12020 Sunrise Valley Drive, Suite 250, Reston, Virginia (Address of principal executive offices)	20191 (Zip Code)

(703) 391-7500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits

    99.1    Release dated August 3, 2004.

    99.2    Presentation dated August 3, 2004.

ITEM 12.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

  The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

   On August 3, 2004, Talk America Holdings, Inc. issued a release announcing its financial results for the second quarter ended June 30, 2004. A copy of the release is attached as Exhibit 99.1. In addition, Talk America has prepared a presentation discussing further its results for the 2004 second quarter and its guidance for 2004. A copy of this presentation is furnished as an exhibit to this report. The information contained in this report, including the exhibit attached hereto, is also intended to be furnished under Item 9 "Regulation FD Disclosure" and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Non-GAAP Measures

The release and presentation furnished as exhibits to this report include non-GAAP financial information. Management believes that adjusted gross margin, free cash flow and net debt, non-GAAP financial measures, are useful to investors and other users of our financial information in evaluating liquidity and operating financial performance. Free cash flow and net debt are financial measures that are commonly used by readers of financial information in assessing financial performance, including liquidity and the ability to meet obligations with available cash flows and cash balances. Management uses free cash flow information as an indication of its overall business performance as well as resources available for the retirement of debt. The definition of free cash flows, cash from operating activities less capital expenditures and capitalized software development costs, is readily determinable from amounts provided in our consolidated statements of cash flows.

It is management's intent to provide non-GAAP financial information to enhance understanding of our GAAP financial results. This information should be considered by the reader in addition to, but not instead of, our financial statements prepared in accordance with GAAP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2004	TALK AMERICA HOLDINGS, INC. By: /s/ Aloysius T. Lawn IV Name: Aloysius T. Lawn IV Title: Executive Vice President - General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number       Description

99.1               Release dated August 3, 2004 (filed herewith).

99.2               Presentation dated August 3, 2004 (filed herewith).